EXHIBIT 99.1

City National Corp. Grows First-Quarter 2012 Net Income to $46.3 Million, Up 17 Percent From First-Quarter 2011

Average loan balances grow 10 percent from first-quarter 2011

Average core deposits up 12 percent from a year ago

Total assets exceed $24 billion for the first time

LOS ANGELES, April 19, 2012 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported first-quarter 2012 net income of $46.3 million, or $0.86 per share, up 17 percent from $39.7 million, or $0.74 per share, in the first quarter of 2011.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.25 per share. The company's dividend is payable on May 16, 2012 to stockholders of record on May 2, 2012.

FIRST-QUARTER 2012 HIGHLIGHTS

  Average first-quarter loan balances, excluding loans covered by City National's acquisition-related loss‑sharing agreements with the Federal Deposit Insurance Corporation (FDIC), were $12.4 billion, up 10 percent from the first quarter of last year and 2 percent higher than the fourth quarter of 2011. Average first-quarter commercial loan balances grew 20 percent from the year-earlier period and 2 percent from the fourth quarter of 2011.
  Fully taxable-equivalent net interest income amounted to $205.4 million, up 11 percent from the year-earlier period but virtually unchanged from the fourth quarter of 2011.
  First-quarter deposit balances averaged $20.2 billion, up 11 percent from the first quarter of 2011 but down 1 percent from the fourth quarter of 2011. Average core deposits were up 12 percent from the first quarter of 2011 but down 1 percent from the fourth quarter of 2011. Core deposits account for 97 percent of average deposit balances.
  Excluding FDIC-covered loans, first-quarter 2012 results included no provision for loan and lease losses. City National recorded no provision in the first quarter of 2011 and a $5.0 million provision in the fourth quarter of last year. The company remains adequately reserved at 2.09 percent of total loans, excluding FDIC-covered loans.

"In the first quarter, City National continued to perform well: It grew net income substantially, improved its performance and credit quality, added capital and clients, and invested in the company's future," said President and Chief Executive Officer Russell Goldsmith. "Year over year, assets, loans and deposits all grew at double-digit rates. Capital ratios and credit quality remained strong.

"In January, for the seventh year in a row, Greenwich Associates again recognized City National colleagues' well-known exceptional client service, with seven awards for excellence in overall client satisfaction, financial stability and international services.

"These solid first-quarter results were generated even as City National also continued to invest in its capabilities and future growth by, among other things, expanding its small business sales force, enhancing its franchise finance team with the addition of an experienced team of lenders, and just this month launching its state-of-the-art mobile banking service for individual clients. At the same time, expense growth was quite contained."

	For the three months ended			For the three
Dollars in millions,	March 31,		%	months ended	%
except per share data	2012	2011	Change	December 31, 2011	Change
Earnings Per Share	$ 0.86	$ 0.74	16	$ 0.82	5
Net Income Attributable to CNC	46.3	39.7	17	43.9	5

Average Assets	$ 23,644.9	$ 21,377.9	11	$ 23,694.2	(0)
Return on Average Assets	0.79%	0.75%	5	0.73%	8
Return on Average Equity	8.58%	8.16%	5	8.15%	5

ASSETS

Total assets at March 31, 2012 grew to a record $24.0 billion, up 11 percent from the first quarter of 2011 and 2 percent from the fourth quarter of last year.

REVENUE

Revenue for the first quarter of 2012 was $276.4 million, virtually unchanged from the year-ago period but down 4 percent from the fourth quarter of 2011.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $205.4 million in the first quarter of 2012, up 11 percent from the first quarter of 2011 but virtually unchanged from the fourth quarter of last year.

Average first-quarter deposits were $20.2 billion, up 11 percent from the year-ago period but down just 1 percent from the fourth quarter of 2011 in spite of typical seasonal declines. Period-end deposits grew to a record $20.8 billion, up 13 percent from March 31, 2011 and up 2 percent from December 31, 2011. Average core deposits were $19.5 billion in the first quarter of 2012, up 12 percent from the same period of 2011 but down 1 percent from the fourth quarter of last year.

First-quarter 2012 average noninterest-bearing deposits were up 29 percent from the same period of 2011 and up 1 percent from the fourth quarter of 2011.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $1.7 billion in the first quarter of 2012, up 13 percent from the same period of last year and up 2 percent from the fourth quarter of 2011. The increases were due to the addition of new title and escrow clients and an increase in residential and commercial real estate activity by the company's title and escrow clients.

First-quarter average loan balances, excluding FDIC-covered loans, were $12.4 billion, up 10 percent from the first quarter of 2011 and up 2 percent from the fourth quarter of last year.

First-quarter average commercial loans were up 20 percent from the year-ago period and 2 percent higher than the fourth quarter of 2011. Average balances for commercial real estate mortgages were up 13 percent from the first quarter of 2011, and they increased 4 percent from the fourth quarter of last year. Average balances for commercial real estate construction loans were down 30 percent from the first quarter of last year, and they declined 4 percent from the fourth quarter of 2011.

Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking clients, were up 6 percent from the year-ago period and 1 percent higher than the fourth quarter of 2011.

Average securities for the first quarter of 2012 totaled $7.9 billion, up 39 percent from the first quarter of 2011 and 4 percent higher than the fourth quarter of last year, as deposit growth continued to outpace loan growth. The average duration of total securities at March 31, 2012 was 3.1 compared to 2.7 at March 31, 2011 and 2.4 at the end of the fourth quarter of 2011.

City National's net interest margin in the first quarter of 2012 averaged 3.74 percent, up from 3.70 percent in the fourth quarter of last year and down from 3.84 percent in the first quarter of 2011. The decline from the year-ago period was due primarily to strong deposit growth and lower loan yields. The company continued to invest a large share of its growing deposits in securities.

First-quarter net interest income included $15.7 million from FDIC-covered loans that were repaid or charged off during the quarter. This compares with $7.4 million in the first quarter of 2011 and $18.9 million in the fourth quarter of last year.

At March 31, 2012, City National's prime lending rate was 3.25 percent, unchanged from both March 31, 2011 and December 31, 2011.

	For the three months ended			For the three
	March 31,		%	months ended	%
Dollars in millions	2012	2011	Change	December 31, 2011	Change
Average Loans and Leases, excluding Covered Loans	$ 12,432.3	$ 11,255.9	10	$ 12,213.4	2
Average Covered Loans	1,438.7	1,811.0	(21)	1,554.2	(7)
Average Total Securities	7,929.3	5,693.3	39	7,641.5	4
Average Earning Assets	22,102.7	19,620.9	13	22,083.9	0
Average Deposits	20,217.4	18,183.6	11	20,500.1	(1)
Average Core Deposits	19,520.7	17,361.1	12	19,781.8	(1)
Fully Taxable-Equivalent
Net Interest Income	205.4	185.5	11	206.0	(0)
Net Interest Margin	3.74%	3.84%	(3)	3.70%	1

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC‑assisted bank acquisitions totaled $1.4 billion at the end of the first quarter of 2012 compared to $1.8 billion at March 31, 2011 and $1.5 billion at December 31, 2011.

In the first quarter of 2012, the company recorded a $2.8 million non-cash net gain to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans. The gain reflects a $7.5 million provision for losses on covered loans and an offsetting $10.3 million of noninterest income related to City National's loss-sharing agreements with the FDIC.  The $2.8 million non-cash gain for the quarter was partly offset by $1.9 million of other covered assets net expense.  The net impact of these items was income of $0.9 million, compared with income of $0.3 million in the fourth quarter of 2011.

City National will continue to update cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in four FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $78.5 million at March 31, 2012, compared to $121.8 million in the first quarter of 2011 and $98.5 million at the end of the fourth quarter of last year.

NONINTEREST INCOME

Noninterest income was $75.7 million in the first quarter of 2012, down 19 percent from the year-ago quarter and 12 percent from the fourth quarter of 2011. First-quarter 2012 results included net FDIC loss-sharing income of $0.9 million compared to net FDIC loss-sharing income of $8.6 million in the first quarter of 2011 and $7.6 million in the fourth quarter of 2011.

In the first quarter of 2012, noninterest income accounted for 27 percent of City National's total revenue compared to 34 percent in the first quarter of 2011 and 30 percent in the fourth quarter of 2011.

Wealth Management

City National's assets under management totaled $32.5 billion as of March 31, 2012, down 14 percent from the year-earlier period but up 4 percent from the fourth quarter of 2011.

Trust and investment fees were $33.7 million, down 6 percent from the first quarter of 2011 but up 2 percent from the fourth quarter of 2011.

The year-over-year declines in assets under management and trust and investment fees were due primarily to the third-quarter 2011 divestiture of certain institutional assets by one of the company's investment affiliates and the deconsolidation of another affiliate in the second quarter of last year. This was partially offset by higher equity values in the first quarter of 2012.

Money-market mutual fund and brokerage fees totaled $5.0 million, down 11 percent from the year-earlier period but up 4 percent from the fourth quarter of 2011. The decline from the year-ago period was due primarily to the impact of extraordinarily low short-term interest rates.

	At or for the			At or for the
	three months ended			three months
	March 31,		%	ended	%
Dollars in millions	2012	2011	Change	December 31, 2011	Change

Trust and Investment Fee Revenue	$ 33.7	$ 35.6	(6)	$ 33.0	2
Brokerage and Mutual Fund Fees	5.0	5.7	(11)	4.8	4
Assets Under Management (1)	32,535.0	37,852.5	(14)	31,326.3	4
Assets Under Management or Administration (1)	57,837.9	60,113.1	(4)	54,492.4	6

(1) Excludes $18.5 billion, $16.0 billion and $20.4 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of March 31, 2012, December 31, 2011 and March 31, 2011, respectively.

Other Noninterest Income

First-quarter income from cash management and deposit transaction fees was $11.2 million, down 5 percent from the first quarter of 2011 but up 4 percent from the fourth quarter of last year.

Fee income from foreign exchange services and letters of credit totaled $8.8 million in the first quarter of 2012, up 6 percent from the first quarter of 2011 but virtually unchanged from the fourth quarter of last year. The increase from the year-ago period was due primarily to increased client activity and the addition of new clients.

Other income was $13.6 million in the first quarter of 2012, down 37 percent from the year-earlier period and 22 percent from the fourth quarter of 2011. The declines were due primarily to lower gains on the transfer of FDIC-covered loans to OREO.

NONINTEREST EXPENSE

City National's first-quarter 2012 noninterest expense amounted to $200.7 million, up 2 percent from the first quarter of last year and 1 percent from the fourth quarter of 2011. The increases were due largely to higher compensation costs and legal and professional services fees, which were offset in part by lower OREO expenses. Approximately 91 percent of first-quarter 2012 OREO expenses are related to covered assets, and a significant portion of these expenses is reimbursable by the FDIC and reflected in noninterest income.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net recoveries in the first quarter of 2012 totaled $4.5 million, or 0.15 percent of total loans and leases on an annualized basis. The company realized net recoveries of $6.5 million, or 0.24 percent, in the first quarter of 2011 and net charge-offs of $5.5 million, or 0.18 percent, in the fourth quarter of 2011.

At March 31, 2012, nonperforming assets amounted to $141.9 million, or 1.11 percent of the company's total loans and leases and OREO, compared to $213.7 million, or 1.89 percent, at March 31, 2011 and $142.8 million, or 1.16 percent, at December 31, 2011.

Nonaccrual loans at March 31, 2012 were $112.8 million compared to $157.4 million at March 31, 2011 and $112.0 million at December 31, 2011. Criticized and classified loans declined from the fourth quarter of 2011, and overall credit trends remain favorable.

	As of		As of		As of
	March 31, 2012		December 31, 2011		March 31, 2011
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual

Commercial	$ 5,573.8	$ 19.6	$ 5,246.1	$ 19.9	$ 4,468.2	$ 19.3
Commercial Real Estate Mortgages	2,213.1	21.1	2,110.8	21.9	1,902.9	28.0
Residential Mortgages	3,805.8	13.6	3,763.2	9.8	3,603.0	14.5
Real Estate Construction	313.4	49.0	315.6	50.9	415.2	81.5
Equity Lines of Credit	716.0	8.8	741.1	8.6	733.6	6.7
Other Loans	125.8	0.7	132.6	0.9	146.8	7.4
Total Loans (1)	$ 12,747.9	$ 112.8	$ 12,309.4	$ 112.0	$ 11,269.7	$ 157.4

Other Real Estate Owned (1)		29.1		30.8		56.3

Total Nonperforming Assets, excluding Covered Assets		$ 141.9		$ 142.8		$ 213.7

(1) Excludes covered loans, net of allowance, of $1.3 billion, $1.4 billion and $1.7 billion at March 31, 2012, December 31, 2011 and March 31, 2011, respectively, and covered other real estate owned of $78.5 million, $98.5 million and $121.8 million at March 31, 2012, December 31, 2011 and March 31, 2011, respectively.

City National recorded no provision for credit losses in the first quarter of 2012. The company recorded no provision in the first quarter of last year and a $5.0 million provision in the fourth quarter of 2011.

At March 31, 2012, City National's allowance for loan and lease losses increased to $266.1 million, or 2.09 percent of total loans and leases. That compares to $263.4 million, or 2.34 percent, at March 31, 2011 and $262.6 million, or 2.13 percent, at the end of the fourth quarter of 2011. The slight percentage decline reflects the growth of the company's loan portfolio and the continuing improvement in credit quality. The company also maintains an additional $24.1 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net recoveries were $5.3 million in the first quarter of 2012. This compares to net charge-offs of $1.9 million in the year-earlier period and $12.5 million in the fourth quarter of 2011.

Commercial loans on nonaccrual totaled $19.6 million in the first quarter of 2012 compared to $19.3 million at March 31, 2011 and $19.9 million at December 31, 2011.

Construction Loans

City National's $313.4 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio now represents less than 3 percent of the company's total loans.

First-quarter net recoveries of construction loans were $0.1 million compared to net recoveries of $3.8 million in the first quarter of 2011 and $6.9 million in the fourth quarter of 2011.

At March 31, 2012, construction loans on nonaccrual totaled $49.0 million compared to $81.4 million at March 31, 2011 and $50.9 million at December 31, 2011.

Commercial Real Estate Mortgage Loans

First-quarter net charge-offs in the company's $2.2 billion commercial real estate mortgage portfolio were $0.7 million compared to net recoveries of $6.2 million in the first quarter of 2011 and net charge-offs of $0.1 million in the fourth quarter of 2011.

Commercial real estate mortgage loans on nonaccrual totaled $21.1 million compared to $28.0 million at March 31, 2011 and $21.9 million at December 31, 2011.

Residential Mortgage Loans and Equity Lines of Credit

City National's $3.8 billion residential mortgage portfolio and $716.0 million home-equity portfolio continued to perform exceptionally well.  Together, they accounted for $0.6 million in net charge-offs in the first quarter of 2012 compared to $1.4 million at March 31, 2011 and $0.4 million at December 31, 2011.

Residential mortgage loans and lines of credit on nonaccrual were $22.5 million in the first quarter of 2012 compared to $21.2 million in the first quarter of 2011 and $18.4 million in the fourth quarter of 2011.

INCOME TAXES

City National's effective tax rate for the first quarter of 2012 was 31.8 percent, up from 30.5 percent in the year-earlier period but down from 33.9 percent in the fourth quarter of 2011.

CAPITAL LEVELS

City National remains well-capitalized, ending the first quarter of 2012 with a Tier 1 common shareholders' equity ratio of 10.2 percent compared to 10.7 percent at March 31, 2011 and 10.2 percent at December 31, 2011.1

Total risk-based capital and Tier 1 risk-based capital ratios at March 31, 2012 were 12.7 percent and 10.2 percent, respectively. City National's Tier 1 leverage ratio at March 31, 2012 was 7.0 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at December 31, 2011 were 12.8 percent, 10.3 percent and 6.8 percent, respectively.

The period-end ratio of equity to total assets at March 31, 2012 was 9.2 percent compared to 9.3 percent at March 31, 2011 and 9.1 percent at December 31, 2011.

2012 OUTLOOK

City National's management continues to anticipate net income growth in 2012, as loans and deposits continue to increase and credit quality improves. Although the company recorded no provision in the first quarter, management still expects to record loan-loss provisions during the remainder of the year. This outlook reflects management's expectations for moderate economic and loan growth in 2012 and continued low interest rates for the remainder of the year.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon (April 19) to discuss first-quarter 2012 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 62568402.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 79 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville, Tenn., and Atlanta, Georgia. The corporation and its investment affiliates manage or administer $57.8 billion in client investment assets, including $32.5 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, (2) the impact on financial markets and the economy of the level of U.S. and European debt, (3) changes in the pace of economic recovery and related changes in employment levels, (4) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain, (5) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (6) volatility in the municipal bond market, (7) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (8) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (9) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, (10) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (11) adequacy of the company's enterprise risk management framework, (12) the company's ability to increase market share and control expenses, (13) the company's ability to attract new employees and retain and motivate existing employees, (14) increased competition in the company's markets, (15) changes in the financial performance and/or condition of the company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (16) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (17) changes in consumer spending, borrowing and savings habits, (18) soundness of other financial institutions which could adversely affect the company, (19) protracted labor disputes in the company's markets, (20) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (21) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (22) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (23) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, (24) security breaches and disruptions to our information systems, and (25) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2011 and particularly, Item 1A, titled "Risk Factors."

1 For notes on non-GAAP measures, see page 15 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)
	Three Months
For The Period Ended March 31,	2012	2011	% Change
Per Share
Net income attributable to City National Corporation
Basic	$ 0.86	$ 0.75	15
Diluted	0.86	0.74	16
Dividends	0.25	0.20	25
Book value	41.77	37.86	10

Results of Operations: (In millions)
Interest income	$ 214	$ 201	6
Interest expense	13	20	(34)
Net interest income	201	181	11
Net interest income (Fully taxable-equivalent)	205	186	11
Total revenue	276	275	0
Provision for credit losses on loans and leases, excluding covered loans	--	--	--
Provision for losses on covered loans	7	19	(61)
Net income attributable to City National Corporation	46	40	17

Financial Ratios:
Performance Ratios:
Return on average assets	0.79%	0.75%
Return on average shareholders' equity	8.58	8.16
Period-end equity to period-end assets	9.15	9.29
Net interest margin	3.74	3.84
Expense to revenue ratio	67.27	65.62
Capital Adequacy Ratios (Period-end):
Tier 1 leverage	6.98	7.09
Tier 1 risk-based capital	10.20	10.91
Total risk-based capital	12.71	13.68

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans	2.09%	2.34%
Nonaccrual loans	235.87	167.32
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets	1.11	1.89
Total assets	0.59	0.99
Net recoveries to average total loans and leases, excluding covered loans (annualized)	0.15%	0.24%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 12,432	$ 11,256	10
Covered loans	1,439	1,811	(21)
Securities	7,929	5,693	39
Interest-earning assets	22,103	19,621	13
Assets	23,645	21,378	11
Core deposits	19,521	17,361	12
Deposits	20,217	18,184	11
Interest-bearing liabilities	10,130	10,533	(4)
Shareholders' equity	2,169	1,973	10
Total equity	2,169	1,998	9

Period-End Balances: (In millions)
Loans and leases, excluding covered loans	$ 12,748	$ 11,270	13
Covered loans	1,397	1,766	(21)
Securities	7,918	5,931	34
Assets	24,038	21,636	11
Core deposits	20,046	17,671	13
Deposits	20,788	18,478	13
Shareholders' equity	2,200	1,986	11
Total equity	2,200	2,011	9

Wealth Management: (In millions) (1)
Assets under management	$ 32,535	$ 37,852	(14)
Assets under management or administration	57,838	60,113	(4)

(1) Excludes $18.5 billion and $20.4 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of March 31, 2012 and March 31, 2011, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
	Three Months Ended
(Dollars in thousands	March 31,
except per share data)	2012	2011	% Change
Interest income	$ 213,592	$ 200,810	6
Interest expense	12,879	19,520	(34)
Net interest income	200,713	181,290	11

Provision for credit losses on loans and leases, excluding covered loans	--	--	--
Provision for losses on covered loans	7,466	19,116	(61)

Noninterest income
Trust and investment fees	33,654	35,638	(6)
Brokerage and mutual fund fees	5,028	5,661	(11)
Cash management and deposit transaction fees	11,168	11,725	(5)
International services	8,785	8,316	6
FDIC loss sharing income, net	866	8,605	(90)
Gain on disposal of assets	2,191	2,424	(10)
Gain (loss) on securities	449	(34)	1,421
Other	13,559	21,558	(37)
Total noninterest income	75,700	93,893	(19)

Noninterest expense
Salaries and employee benefits	120,245	111,012	8
Net occupancy of premises	13,686	13,346	3
Legal and professional fees	11,880	10,077	18
Information services	8,149	7,497	9
Depreciation and amortization	7,428	6,748	10
Amortization of intangibles	1,886	2,168	(13)
Marketing and advertising	6,816	6,518	5
Office services and equipment	3,948	4,606	(14)
Other real estate owned	12,094	14,489	(17)
FDIC assessments	4,479	9,806	(54)
Other	10,109	11,130	(9)
Total noninterest expense	200,720	197,397	2

Income before taxes	68,227	58,670	16

Applicable income taxes	21,719	17,886	21

Net income	$ 46,508	$ 40,784	14

Less: Net income attributable to noncontrolling interest	243	1,092	(78)

Net income attributable to City National Corporation	$ 46,265	$ 39,692	17

Other Data:
Earnings per share - basic	$ 0.86	$ 0.75	15
Earnings per share - diluted	$ 0.86	$ 0.74	16
Dividends paid per share	$ 0.25	$ 0.20	25
Dividend payout ratio	28.91%	26.65%	8
Return on average assets	0.79%	0.75%	5
Return on average shareholders' equity	8.58%	8.16%	5
Net interest margin (Fully taxable-equivalent)	3.74%	3.84%	(3)
Full-time equivalent employees	3,235	3,258	(1)

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2012	2011
(Dollars in thousands	First	Fourth
except per share data)	Quarter	Quarter
Interest income	$ 213,592	$ 215,252
Interest expense	12,879	13,695
Net interest income	200,713	201,557

Provision for credit losses on loans and leases, excluding covered loans	--	5,000
Provision for losses on covered loans	7,466	17,667

Noninterest income
Trust and investment fees	33,654	32,995
Brokerage and mutual fund fees	5,028	4,836
Cash management and deposit transaction fees	11,168	10,689
International services	8,785	8,783
FDIC loss sharing income, net	866	7,633
Gain on disposal of assets	2,191	4,263
Gain (loss) on securities	449	(273)
Other	13,559	17,476
Total noninterest income	75,700	86,402

Noninterest expense
Salaries and employee benefits	120,245	112,822
Net occupancy of premises	13,686	13,616
Legal and professional fees	11,880	10,846
Information services	8,149	8,359
Depreciation and amortization	7,428	7,014
Amortization of intangibles	1,886	1,350
Marketing and advertising	6,816	8,101
Office services and equipment	3,948	4,234
Other real estate owned	12,094	15,233
FDIC assessments	4,479	4,480
Other	10,109	12,174
Total noninterest expense	200,720	198,229

Income before taxes	68,227	67,063

Applicable income taxes	21,719	22,758

Net income	$ 46,508	$ 44,305

Less: Net income attributable to noncontrolling interest	243	445

Net income attributable to City National Corporation	$ 46,265	$ 43,860

Other Data:
Earnings per share - basic	$ 0.86	$ 0.82
Earnings per share - diluted	$ 0.86	$ 0.82
Dividends paid per share	$ 0.25	$ 0.20
Dividend payout ratio	28.91%	24.25%
Return on average assets	0.79%	0.73%
Return on average shareholders' equity	8.58%	8.15%
Net interest margin (Fully taxable-equivalent)	3.74%	3.70%
Full-time equivalent employees	3,235	3,256

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2011
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 215,252	$ 216,892	$ 210,136	$ 200,810	$ 843,090
Interest expense	13,695	17,576	19,309	19,520	70,100
Net interest income	201,557	199,316	190,827	181,290	772,990

Provision for credit losses on loans and leases, excluding covered loans	5,000	7,500	--	--	12,500
Provision for losses on covered loans	17,667	5,147	1,716	19,116	43,646

Noninterest income
Trust and investment fees	32,995	35,412	36,687	35,638	140,732
Brokerage and mutual fund fees	4,836	5,079	4,864	5,661	20,440
Cash management and deposit transaction fees	10,689	10,986	10,905	11,725	44,305
International services	8,783	10,352	9,015	8,316	36,466
FDIC loss sharing income (expense), net	7,633	(14,191)	(10,684)	8,605	(8,637)
Gain on disposal of assets	4,263	5,191	8,422	2,424	20,300
(Loss) gain on securities	(273)	3,327	1,395	(34)	4,415
Gain on acquisition	--	--	8,164	--	8,164
Other	17,476	13,479	23,169	21,558	75,682
Total noninterest income	86,402	69,635	91,937	93,893	341,867

Noninterest expense
Salaries and employee benefits	112,822	112,729	112,139	111,012	448,702
Net occupancy of premises	13,616	13,713	13,665	13,346	54,340
Legal and professional fees	10,846	14,242	14,790	10,077	49,955
Information services	8,359	7,906	8,335	7,497	32,097
Depreciation and amortization	7,014	6,930	6,904	6,748	27,596
Amortization of intangibles	1,350	2,105	2,104	2,168	7,727
Marketing and advertising	8,101	6,675	7,626	6,518	28,920
Office services and equipment	4,234	4,456	4,672	4,606	17,968
Other real estate owned	15,233	13,160	22,162	14,489	65,044
FDIC assessments	4,480	6,670	8,524	9,806	29,480
Other	12,174	9,051	10,911	11,130	43,266
Total noninterest expense	198,229	197,637	211,832	197,397	805,095

Income before taxes	67,063	58,667	69,216	58,670	253,616

Applicable income taxes	22,758	16,267	20,650	17,886	77,561

Net income	$ 44,305	$ 42,400	$ 48,566	$ 40,784	$ 176,055

Less: Net income attributable to noncontrolling interest	445	1,002	1,095	1,092	3,634

Net income attributable to City National Corporation	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421

Other Data:
Earnings per share - basic	$ 0.82	$ 0.78	$ 0.89	$ 0.75	$ 3.24
Earnings per share - diluted	$ 0.82	$ 0.77	$ 0.88	$ 0.74	$ 3.21
Dividends paid per share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.80
Dividend payout ratio	24.25%	25.70%	22.40%	26.65%	24.64%
Return on average assets	0.73%	0.71%	0.87%	0.75%	0.77%
Return on average shareholders' equity	8.15%	7.85%	9.39%	8.16%	8.38%
Net interest margin (Fully taxable-equivalent)	3.70%	3.79%	3.85%	3.84%	3.79%
Full-time equivalent employees	3,256	3,287	3,328	3,258

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2012	2011
	First	Fourth
(In thousands)	Quarter	Quarter
Assets
Cash and due from banks	$ 210,799	$ 168,376
Due from banks - interest-bearing	101,375	76,438
Federal funds sold	156,000	--
Securities available-for-sale	6,838,710	7,571,901
Securities held-to-maturity	996,613	467,680
Trading securities	82,589	61,975
Loans and leases:
Commercial	5,573,782	5,246,081
Commercial real estate mortgages	2,213,114	2,110,749
Residential mortgages	3,805,807	3,763,218
Real estate construction	313,409	315,609
Equity lines of credit	715,997	741,081
Installment	125,793	132,647
Loans and leases, excluding covered loans	12,747,902	12,309,385
Allowance for loan and lease losses	(266,077)	(262,557)
Loans and leases, excluding covered loans, net	12,481,825	12,046,828
Covered loans, net (1)	1,335,685	1,417,289
Net loans and leases	13,817,510	13,464,117
Premises and equipment, net	143,238	143,641
Goodwill and other intangibles	521,717	522,753
Other real estate owned (2)	107,530	129,340
FDIC indemnification asset	185,392	204,259
Other assets	877,016	855,811
Total assets	$ 24,038,489	$ 23,666,291

Liabilities
Deposits:
Noninterest-bearing	$ 11,550,000	$ 11,146,627
Interest-bearing	9,237,737	9,240,955
Total deposits	20,787,737	20,387,582
Short-term borrowings	222,776	50,000
Long-term debt	482,024	697,778
Other liabilities	302,951	341,439
Total liabilities	21,795,488	21,476,799

Redeemable noncontrolling interest	43,436	44,643

Shareholders' equity
Common stock	53,886	53,886
Additional paid-in capital	489,717	489,200
Accumulated other comprehensive income	81,342	72,372
Retained earnings	1,644,861	1,611,969
Treasury shares	(70,241)	(82,578)
Total shareholders' equity	2,199,565	2,144,849
Total liabilities and shareholders' equity	$ 24,038,489	$ 23,666,291

(1) Covered loans are net of $61.5 million and $64.6 million of allowance for loan losses as of March 31, 2012 and December 31, 2011, respectively.
(2) Other real estate owned includes $78.5 million and $98.5 million covered by FDIC loss share at March 31, 2012 and December 31, 2011, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2011
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 168,376	$ 249,496	$ 181,203	$ 203,600
Due from banks - interest-bearing	76,438	144,754	725,304	743,569
Federal funds sold	--	100,000	123,000	100,000
Securities available-for-sale	7,571,901	7,185,288	6,348,055	5,849,390
Securities held-to-maturity	467,680	--	--	--
Trading securities	61,975	93,707	125,829	81,287
Loans and leases:
Commercial	5,246,081	5,166,802	4,800,252	4,468,177
Commercial real estate mortgages	2,110,749	2,059,114	1,930,269	1,902,862
Residential mortgages	3,763,218	3,742,768	3,710,765	3,603,058
Real estate construction	315,609	335,712	355,014	415,241
Equity lines of credit	741,081	728,890	735,899	733,567
Installment	132,647	130,923	130,924	146,779
Loans and leases, excluding covered loans	12,309,385	12,164,209	11,663,123	11,269,684
Allowance for loan and lease losses	(262,557)	(263,348)	(265,933)	(263,356)
Loans and leases, excluding covered loans, net	12,046,828	11,900,861	11,397,190	11,006,328
Covered loans, net (1)	1,417,289	1,550,103	1,657,004	1,684,068
Net loans and leases	13,464,117	13,450,964	13,054,194	12,690,396
Premises and equipment, net	143,641	140,871	134,511	131,345
Goodwill and other intangibles	522,753	524,103	526,207	527,419
Other real estate owned (2)	129,340	147,369	162,541	178,164
FDIC indemnification asset	204,259	212,809	261,734	270,576
Other assets	855,811	854,899	883,511	860,186
Total assets	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932

Liabilities
Deposits:
Noninterest-bearing	$ 11,146,627	$ 10,308,547	$ 9,403,425	$ 8,756,877
Interest-bearing	9,240,955	9,600,534	9,861,695	9,721,062
Total deposits	20,387,582	19,909,081	19,265,120	18,477,939
Short-term borrowings	50,000	30,640	149,771	151,663
Long-term debt	697,778	699,983	701,829	703,173
Other liabilities	341,439	301,387	281,622	246,517
Total liabilities	21,476,799	20,941,091	20,398,342	19,579,292

Redeemable noncontrolling interest	44,643	42,704	43,737	46,013

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	489,200	489,037	485,064	480,918
Accumulated other comprehensive income	72,372	82,467	56,293	26,535
Retained earnings	1,611,969	1,578,747	1,547,989	1,511,153
Treasury shares	(82,578)	(83,672)	(84,311)	(86,954)
Total shareholders' equity	2,144,849	2,120,465	2,058,921	1,985,538
Noncontrolling interest	--	--	25,089	25,089
Total equity	2,144,849	2,120,465	2,084,010	2,010,627
Total liabilities and equity	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932

(1) Covered loans are net of $64.6 million, $61.8 million, $67.6 million and $82.0 million of allowance for loan losses as of December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.
(2) Other real estate owned includes $98.5 million, $102.8 million, $114.9 million and $121.8 million covered by FDIC loss share at December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2012	2011
	First	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 262,557	$ 263,348	$ 265,933	$ 263,356	$ 257,007	$ 257,007

Net recoveries/(charge-offs):
Commercial	5,283	(12,534)	(2,915)	2,616	(1,937)	(14,770)
Commercial real estate mortgages	(666)	(87)	(452)	1,269	6,212	6,942
Residential mortgages	(494)	(52)	(163)	(253)	(615)	(1,083)
Real estate construction	104	6,860	(6,233)	577	3,826	5,030
Equity lines of credit	(154)	(377)	(512)	(120)	(757)	(1,766)
Installment	417	670	(309)	106	(202)	265
Total net recoveries/(charge-offs)	4,490	(5,520)	(10,584)	4,195	6,527	(5,382)

Provision for credit losses	--	5,000	7,500	--	--	12,500

Transfers (to) from reserve for off-balance sheet credit commitments	(970)	(271)	499	(1,618)	(178)	(1,568)

Balance at end of period	$ 266,077	$ 262,557	$ 263,348	$ 265,933	$ 263,356	$ 262,557

Net Recoveries/(Charge-Offs) to Average Total Loans and Leases, Excluding Covered Loans (annualized):

Commercial	0.40%	(0.96)%	(0.23)%	0.22%	(0.18)%	(0.31)%
Commercial real estate mortgages	(0.12)%	(0.02)%	(0.09)%	0.27%	1.31%	0.35%
Residential mortgages	(0.05)%	(0.01)%	(0.02)%	(0.03)%	(0.07)%	(0.03)%
Real estate construction	0.13%	8.29%	(7.14)%	0.59%	3.46%	1.33%
Equity lines of credit	(0.09)%	(0.20)%	(0.28)%	(0.07)%	(0.42)%	(0.24)%
Installment	1.30%	2.00%	(0.94)%	0.32%	(0.55)%	0.19%
Total loans and leases, excluding covered loans	0.15%	(0.18)%	(0.36)%	0.15%	0.24%	(0.05)%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 23,097	$ 22,826	$ 23,325	$ 21,707	$ 21,529	$ 21,529
Transfers from (to) allowance	970	271	(499)	1,618	178	1,568
Balance at end of period	$ 24,067	$ 23,097	$ 22,826	$ 23,325	$ 21,707	$ 23,097

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 64,565	$ 61,753	$ 67,629	$ 82,016	$ 67,389	$ 67,389
Provision for losses	7,466	17,667	5,147	1,716	19,116	43,646
Net charge-offs	--	--	(325)	--	--	(325)
Reduction in allowance due to loan removals	(10,560)	(14,855)	(10,698)	(16,103)	(4,489)	(46,145)
Balance at end of period	$ 61,471	$ 64,565	$ 61,753	$ 67,629	$ 82,016	$ 64,565

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2012	2011
	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 19,584	$ 19,888	$ 34,937	$ 24,337	$ 19,297
Commercial real estate mortgages	21,071	21,948	20,746	26,676	28,028
Residential mortgages	13,628	9,771	10,512	14,211	14,544
Real estate construction	48,964	50,876	70,827	60,543	81,448
Equity lines of credit	8,831	8,669	8,401	6,668	6,676
Installment	729	874	707	365	7,399
Total nonaccrual loans, excluding covered loans	112,807	112,026	146,130	132,800	157,392

Other real estate owned, excluding covered OREO	29,074	30,790	44,521	47,634	56,342

Total nonperforming assets, excluding covered assets	$ 141,881	$ 142,816	$ 190,651	$ 180,434	$ 213,734

Nonperforming covered assets
Nonaccrual loans	$ 422	$ 422	$ 1,023	$ 1,408	$ 2,343
Other real estate owned	78,456	98,550	102,848	114,907	121,822
Total nonperforming covered assets	$ 78,878	$ 98,972	$ 103,871	$ 116,315	$ 124,165

Loans 90 days or more past due on accrual status, excluding covered loans	$ 654	$ 453	$ 379	$ 7,214	$ 3,679

Covered loans 90 days or more past due on accrual status	$ 265,175	$ 330,169	$ 336,193	$ 368,379	$ 390,267

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	235.87%	234.37%	180.21%	200.25%	167.32%
Total nonperforming assets, excluding covered assets	187.54%	183.84%	138.13%	147.39%	123.22%
Total loans and leases, excluding covered loans	2.09%	2.13%	2.16%	2.28%	2.34%

Nonaccrual loans as a percentage of total loans, excluding covered loans	0.88%	0.91%	1.20%	1.14%	1.40%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	1.11%	1.16%	1.56%	1.54%	1.89%
Total assets	0.59%	0.60%	0.83%	0.80%	0.99%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2012		2011
	First Quarter		Fourth Quarter
	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 5,319	3.94%	$ 5,204	3.89%
Commercial real estate mortgages	2,166	4.87	2,077	5.12
Residential mortgages	3,777	4.36	3,739	4.49
Real estate construction	314	5.33	328	5.08
Equity lines of credit	727	3.58	732	3.58
Installment	129	4.91	133	4.87
Total loans and leases, excluding covered loans	12,432	4.26	12,213	4.30
Covered loans	1,439	10.63	1,554	11.06
Total loans and leases	13,871	4.93	13,767	5.05
Due from banks - interest-bearing	167	0.22	435	0.30
Federal funds sold and securities purchased under resale agreements	15	0.28	115	0.28
Securities	7,929	2.40	7,642	2.27
Other interest-earning assets	121	2.30	125	2.13
Total interest-earning assets	22,103	3.97	22,084	3.95
Allowance for loan and lease losses	(335)		(331)
Cash and due from banks	141		199
Other non-earning assets	1,736		1,742
Total assets	$ 23,645		$ 23,694

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,952	0.11%	$ 1,865	0.12%
Money market accounts	6,018	0.15	6,467	0.18
Savings deposits	358	0.14	344	0.17
Time deposits - under $100,000	242	0.49	262	0.53
Time deposits -- $100,000 and over	697	0.51	718	0.57
Total interest-bearing deposits	9,267	0.18	9,656	0.20

Federal funds purchased and securities sold under repurchase agreements	166	0.08	2	0.06
Other borrowings	697	5.09	701	4.96
Total interest-bearing liabilities	10,130	0.51	10,359	0.52
Noninterest-bearing deposits	10,950		10,844
Other liabilities	396		355
Total equity	2,169		2,136
Total liabilities and equity	$ 23,645		$ 23,694

Net interest spread		3.46%		3.43%
Net interest margin		3.74%		3.70%

Average prime rate		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2011
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 5,204	3.89%	$ 4,928	4.09%	$ 4,693	4.22%	$ 4,437	4.30%	$ 4,818	4.11%
Commercial real estate mortgages	2,077	5.12	1,944	5.30	1,904	5.67	1,924	5.56	1,963	5.40
Residential mortgages	3,739	4.49	3,717	4.74	3,663	4.78	3,563	4.81	3,671	4.70
Real estate construction	328	5.08	347	4.65	395	5.10	448	4.56	379	4.84
Equity lines of credit	732	3.58	731	3.55	730	3.59	733	3.57	731	3.57
Installment	133	4.87	130	4.94	131	4.88	151	4.81	136	4.88
Total loans and leases, excluding covered loans	12,213	4.30	11,797	4.47	11,516	4.64	11,256	4.67	11,698	4.51
Covered loans	1,554	11.06	1,664	10.65	1,770	8.70	1,811	7.78	1,699	9.48
Total loans and leases	13,767	5.05	13,461	5.23	13,286	5.19	13,067	5.11	13,397	5.14
Due from banks - interest-bearing	435	0.30	642	0.29	526	0.31	490	0.25	524	0.29
Federal funds sold and securities purchased under resale agreements	115	0.28	130	0.28	143	0.28	232	0.27	154	0.27
Securities	7,642	2.27	6,954	2.45	6,224	2.66	5,693	2.75	6,635	2.51
Other interest-earning assets	125	2.13	130	2.09	135	2.09	139	2.04	132	2.09
Total interest-earning assets	22,084	3.95	21,317	4.12	20,314	4.23	19,621	4.24	20,842	4.13
Allowance for loan and lease losses	(331)		(330)		(344)		(329)		(333)
Cash and due from banks	199		203		184		201		197
Other non-earning assets	1,742		1,809		1,856		1,885		1,822
Total assets	$ 23,694		$ 22,999		$ 22,010		$ 21,378		$ 22,528

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,865	0.12%	$ 1,727	0.15%	$ 1,707	0.17%	$ 1,772	0.19%	$ 1,768	0.16%
Money market accounts	6,467	0.18	6,900	0.35	6,683	0.43	6,452	0.45	6,626	0.35
Savings deposits	344	0.17	329	0.29	327	0.32	303	0.34	326	0.28
Time deposits - under $100,000	262	0.53	280	0.48	308	0.49	325	0.56	294	0.52
Time deposits -- $100,000 and over	718	0.57	801	0.61	833	0.70	823	0.75	793	0.66
Total interest-bearing deposits	9,656	0.20	10,037	0.34	9,858	0.41	9,675	0.43	9,807	0.34

Federal funds purchased and securities sold under repurchase agreements	2	0.06	--	0.07	10	0.07	--	0.00	3	0.07
Other borrowings	701	4.96	804	4.46	855	4.36	858	4.41	804	4.53
Total interest-bearing liabilities	10,359	0.52	10,841	0.64	10,723	0.72	10,533	0.75	10,614	0.66
Noninterest-bearing deposits	10,844		9,688		8,927		8,509		9,499
Other liabilities	355		353		307		338		338
Total equity	2,136		2,117		2,053		1,998		2,077
Total liabilities and equity	$ 23,694		$ 22,999		$ 22,010		$ 21,378		$ 22,528

Net interest spread		3.43%		3.48%		3.51%		3.49%		3.47%
Net interest margin		3.70%		3.79%		3.85%		3.84%		3.79%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2012	2011
	First	Fourth	Third	Second	First	Year To
	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	52,741	52,488	52,481	52,462	52,320	52,439
Average - Diluted	53,021	52,750	52,720	52,977	52,894	52,849
Period-end	52,661	52,499	52,484	52,475	52,440
Book value for shareholders	$ 41.77	$ 40.86	$ 40.40	$ 39.24	$ 37.86
Closing price:
High	$ 54.44	$ 45.10	$ 55.54	$ 58.75	$ 62.90	$ 62.90
Low	45.39	36.01	37.76	52.02	55.65	36.01
Period-end	52.47	44.18	37.76	54.25	57.05

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 15,840	$ 15,305	$ 14,926	$ 14,286	$ 13,551
Tier 1 common shareholders' equity	$ 1,611	$ 1,565	$ 1,530	$ 1,493	$ 1,449
Percentage of risk-weighted assets (2)	10.17%	10.22%	10.25%	10.45%	10.69%
Tier 1 capital	$ 1,616	$ 1,570	$ 1,535	$ 1,523	$ 1,479
Percentage of risk-weighted assets	10.20%	10.26%	10.28%	10.66%	10.91%
Total capital	$ 2,013	$ 1,963	$ 1,923	$ 1,905	$ 1,853
Percentage of risk-weighted assets	12.71%	12.83%	12.88%	13.34%	13.68%
Tier 1 leverage ratio	6.98%	6.77%	6.82%	7.09%	7.09%

Period-end equity to period-end assets	9.15%	9.06%	9.18%	9.25%	9.29%
Period-end shareholders' equity to period-end assets	9.15%	9.06%	9.18%	9.14%	9.18%

Average equity to average assets	9.17%	9.02%	9.21%	9.33%	9.35%	9.22%
Average shareholders' equity to average assets	9.17%	9.02%	9.10%	9.22%	9.23%	9.14%

Period-end tangible equity to period-end tangible assets (2)	7.13%	7.01%	7.07%	7.08%	7.03%

Average tangible equity to average tangible assets (2)	7.12%	6.96%	7.08%	7.11%	7.05%	7.05%

Senior Debt Credit Ratings
For The Period Ended March 31, 2012			Standard &
	Moody's	Fitch	Poor's	DBRS
City National Bank	A1	A-	A-	A (high)
City National Corporation	A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, the Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common shareholders' equity to risk-weighted assets ratio and tangible equity to tangible assets ratio are non-GAAP financial measures. See page 15 for notes on non-GAAP measures.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
(unaudited)

City National Corporation applies the two-class method of computing basic and diluted earnings per share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The Company grants restricted stock and restricted stock units under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2012	2011
	First	Fourth	Third	Second	First	Year to
(Dollars in thousands, except per share amounts)	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Basic EPS:
Net income attributable to City National Corporation	$ 46,265	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421
Less: Earnings allocated to participating securities	738	690	655	759	578	2,678
Earnings allocated to shareholders	$ 45,527	$ 43,170	$ 40,743	$ 46,712	$ 39,114	$ 169,743

Weighted average shares outstanding	52,741	52,488	52,481	52,462	52,320	52,439

Basic earnings per share	$ 0.86	$ 0.82	$ 0.78	$ 0.89	$ 0.75	$ 3.24

Diluted EPS:
Earnings allocated to shareholders (1)	$ 45,530	$ 43,173	$ 40,745	$ 46,718	$ 39,119	$ 169,759

Weighted average shares outstanding	52,741	52,488	52,481	52,462	52,320	52,439
Dilutive effect of equity awards	280	262	239	515	574	410
Weighted average diluted shares outstanding	53,021	52,750	52,720	52,977	52,894	52,849

Diluted earnings per share	$ 0.86	$ 0.82	$ 0.77	$ 0.88	$ 0.74	$ 3.21

(1) Earnings allocated to shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

		2012	2011	2011
		First	Fourth	First
(in thousands)		Quarter	Quarter	Quarter

Summary Totals
Net impairment income (expense) (Sum of A)		$ 2,756	$ (52)	$ (4,344)
Other covered asset (expense) income, net		(1,893)	394	(147)
Total income (expense), net		$ 863	$ 342	$ (4,491)

Interest income (1)
Income on loans paid-off or fully charged-off		$ 15,699	$ 18,902	$ 7,389

Provision for losses on covered loans
Provision for losses on covered loans	A	7,466	17,667	19,116

Noninterest income related to covered assets

FDIC loss sharing income, net
Gain on indemnification asset	A	$ 10,839	$ 17,675	$ 15,048
Indemnification asset accretion		(4,025)	(3,775)	(3,624)
Net FDIC reimbursement for OREO and loan expenses		10,441	13,858	11,118
Removal of indemnification asset for loans paid off or fully charged-off		(6,516)	(5,955)	(3,513)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(2,113)	(4,714)	(7,673)
Removal of indemnification asset for OREO and net reimbursment to FDIC for OREO sales		(2,656)	(1,543)	(1,282)
Loan recoveries shared with FDIC		(4,487)	(7,853)	(1,971)
Increase in FDIC clawback liability	A	(617)	(60)	(276)
Other		--	--	778
Total FDIC loss sharing income, net		866	7,633	8,605

Gain on disposal of assets
Net gain on sale of OREO		2,137	1,927	1,628

Other income
Net gain on transfers of covered loans to OREO		2,483	6,824	10,330
Amortization of fair value on acquired unfunded loan commitments		559	558	692
OREO income		905	406	661
Other		(1,018)	(745)	29
Total other income		2,929	7,043	11,712

Total noninterest income related to covered assets		$ 5,932	$ 16,603	$ 21,945

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 7,808	$ 9,984	$ 8,305
Holding costs and foreclosure expense		3,207	4,890	4,493
Total other real estate owned		11,015	14,874	12,798

Legal and professional fees		2,278	2,609	1,819

Other operating expense
Other covered asset expenses		9	13	92

Total noninterest expense related to covered assets (3)		$ 13,302	$ 17,496	$ 14,709

Total income (expense), net		$ 863	$ 342	$ (4,491)

Note: Certain prior period balances have been reclassified to conform to current period presentation.
(1) Excludes core yield in interest income related to covered loans.
(2) OREO, legal and professional fees and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the Company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Tangible equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Management reviews this measure in evaluating the Company's capital levels and has included the ratio in response to market participants' interest in tangible equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2012	2011
	First	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total equity	$ 2,199,565	$ 2,144,849	$ 2,120,465	$ 2,084,010	$ 2,010,627
Less: Goodwill and other intangibles	(521,717)	(522,753)	(524,103)	(526,207)	(527,419)
Tangible equity (A)	1,677,848	1,622,096	1,596,362	1,557,803	1,483,208

Total assets	$ 24,038,489	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932
Less: Goodwill and other intangibles	(521,717)	(522,753)	(524,103)	(526,207)	(527,419)
Tangible assets (B)	$ 23,516,772	$ 23,143,538	$ 22,580,157	$ 21,999,882	$ 21,108,513

Period-end tangible equity to period-end tangible assets (A)/(B)	7.13%	7.01%	7.07%	7.08%	7.03%

Average Balance:
Total equity	$ 2,168,748	$ 2,136,215	$ 2,117,249	$ 2,053,447	$ 1,998,006	$ 2,076,721
Less: Goodwill and other intangibles	(522,182)	(523,206)	(525,300)	(527,072)	(528,205)	(525,930)
Tangible equity (C)	1,646,566	1,613,009	1,591,949	1,526,375	1,469,801	1,550,791

Total assets	$ 23,644,899	$ 23,694,160	$ 22,998,562	$ 22,009,749	$ 21,377,904	$ 22,527,750
Less: Goodwill and other intangibles	(522,182)	(523,206)	(525,300)	(527,072)	(528,205)	(525,930)
Tangible assets (D)	$ 23,122,717	$ 23,170,954	$ 22,473,262	$ 21,482,677	$ 20,849,699	$ 22,001,820

Average tangible equity to average tangible assets (C)/(D)	7.12%	6.96%	7.08%	7.11%	7.05%	7.05%

(b) Tier 1 common shareholders' equity to risk-based assets

The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participants' interest in the Tier 1 common shareholders' equity to risk-based assets ratio.

	2012	2011
	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Tier 1 capital	$ 1,616,099	$ 1,570,101	$ 1,534,831	$ 1,523,269	$ 1,478,820
Less: Noncontrolling interest	--	--	--	(25,089)	(25,089)
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)
Tier 1 common shareholders' equity (A)	$ 1,610,944	$ 1,564,946	$ 1,529,676	$ 1,493,025	$ 1,448,576

Risk-weighted assets (B)	$ 15,839,944	$ 15,305,328	$ 14,925,715	$ 14,285,572	$ 13,551,318

Tier 1 common shareholders' equity to risk-based assets (A)/(B)	10.17%	10.22%	10.25%	10.45%	10.69%
CONTACT: Financial/Investors
         Christopher J. Carey, City National,
         310.888.6777
         Chris.Carey@cnb.com

         Media
         Cary Walker, City National,
         213.673.7615
         Cary.Walker@cnb.com

         Conference Call:
         Today 2:00 p.m. PDT
         (866) 393-6804
         Conference ID: 62568402